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                                                                    Exhibit 21.1



                      R. J. REYNOLDS TOBACCO HOLDINGS, INC.
                                  SUBSIDIARIES

                 Name of Entity                       Place of Incorporation
                 --------------                       ----------------------

Arjay Equipment                                              Delaware
FHS LLC                                                      Delaware
GMB, Inc.                                                 North Carolina
Northern Brands International, Inc.                          Delaware
R. J. Reynolds Smoke Shop, Inc.                              Delaware
R. J. Reynolds Tobacco Co.                                   Delaware
R. J. Reynolds Tobacco Company                               New Jersey
R. J. Reynolds Tobacco Company, S.L.                          Spain
R. J. Reynolds Tobacco Foreign Sales Corporation       U.S. Virgin Islands
R. J. Reynolds Tobacco International, Inc.                   Delaware
Reynolds Technologies, Inc.                                  Delaware
RJR Acquisition Corp.                                        Delaware
The RJR Group, Inc.                                          Delaware
RJR Merchandising Marketing Company                          Delaware
RJR Realty Relocation Services, Inc.                      North Carolina
RJR Sales Co.                                                Delaware
RJR Smoke Shop, Inc.                                         Delaware
RJR Technical Company                                        Delaware
S. F. Imports, Inc.                                          Delaware
The Smoker's Connection, Inc.                                Delaware
Sports Marketing Enterprises, Inc.                        North Carolina